EXHIBIT 10.1

EMPLOYEE AGREEMENT

THIS EMPLOYEE AGREEMENT made as of March 20, 2017, by and between Lightwave Logic, Inc., a Nevada corporation (the “Company”), whose principal place of business is at 1831 Lefthand Circle, Suite C; and Michael S. Lebby, PhD (“Employee”), who resides at 680 Mission St., 24F, San Francisco, CA 94105.

WHEREAS, the Company wishes to procure the services of Employee under the terms and conditions set forth and Employee wishes to be employed on these terms and conditions.

WHEREAS, the parties to this Employee Agreement wish to enter into a written expression of their relationship as Employer and Employee.

THEREFORE, in consideration of the agreements contained in this Employee Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

Employment

1.1. Employment. The Company agrees to employ Employee, and Employee accepts employment with the Company, on and subject to the terms and conditions set forth in this Employee Agreement.

1.2. Term. Subject to the provisions for termination as provided in Article 9 of this Employee Agreement, the term of this Employee Agreement shall begin on May 1, 2017 and shall terminate 24 months thereafter (the “Employment Term”). This Employee Agreement may be renewed for successive 12 month terms upon the written agreement of the parties hereto that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term.

ARTICLE 2

Duties

2.1. Position and Duties. The Company agrees to employ Employee to act as its Chief Executive Officer. Employee shall be responsible for performing the duties as described on Appendix A attached hereto and made a part hereof. Employee agrees that he will serve the Company faithfully and to the best of his ability during the Employment Term, under the direction of the Board of Directors of the Company. The Company and Employee may jointly from time to time to change the nature of Employee’s duties and job title.

2.2. Time Devoted to Work. Employee agrees that he will devote all of the necessary business time, attention, and energies, as well as Employee’s best talents and abilities to the business of the Company in accordance with the Company’s instructions and directions. Employee may engage in other business activities unrelated to the Company during the

Employment Term so long as such other business activities do not interfere with the terms and conditions of this Employee Agreement.

ARTICLE 3

Place of Employment

3.1. Place of Employment. Employee shall perform his duties under this Employee Agreement at 680 Mission St, 24F, San Francisco, CA 94105 or at any Company office of his choosing.

ARTICLE 4

Compensation of Employee

4.1. Base Compensation. For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee the rate of $265,000 per year ($22,083.33 per month), which shall be payable to Employee not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

4.2. Other Compensation. Employee shall receive other compensation as more fully described on Appendix B, attached hereto and made a part hereof.

4.3. Reimbursement for Business Expenses. Subject to the approval of the Company, the Company shall promptly pay or reimburse Employee for all reasonable business expenses incurred by Employee in performing Employee’s duties and obligations under this Employee Agreement, but only if Employee properly accounts for expenses in accordance with the Company’s policies.

ARTICLE 5

Personal Time Off (PTO) and Other Paid Absences

5.1. Personal Time Off (PTO). Employee shall be entitled to the PTO as authorized by the Company outline in the Lightwave Logic Employee Handbook.

5.2. Holidays. Employee shall be entitled to the paid holidays as authorized by the Company outlined in the Lightwave Logic Employee Handbook.

ARTICLE 6

Key Man Life Insurance

As soon as practicable after the commencement of the Employment Term, the Company shall start the process to establish a key man life insurance policy on the life of Employee in the face amount of $1,000,000 or such higher amount as the Company shall in its sole discretion decide to maintain during the Employment Term. The effective time period of any key man life insurance policy on the life of Employee is subject to the discretion of the Board of Directors of the Company. Any proceeds payable under the policy shall be paid to the Company.

ARTICLE 7

Fringe Benefits

Employee shall be entitled to participate in and receive benefits from all of the Company’s employee benefit plans that are now, or in the future may be, maintained by the Company for its employees, including, without limitation, the Company’s health insurance plan. No amounts paid to Employee from an employee benefit plan shall count as compensation due Employee as base salary or additional compensation. Nothing in this Employee Agreement shall prohibit the Company from modifying or terminating any of its employee benefit plans in a manner that does not discriminate between Employee and other Company employees.

ARTICLE 8

Maintenance of Liability Insurance

So long as Employee shall serve as an executive officer of the Company pursuant to this Employee Agreement, the Company shall obtain and maintain in full force and effect a policy of director’s and officer’s liability insurance in reasonable amounts from an established and reputable insurer. In all policies of such insurance, Employee shall be named as an insured in such manner as to provide Employee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors.

ARTICLE 9

Termination of Employment

9.1. Termination of Employment. Employee’s employment hereunder shall automatically terminate upon (i) his death (ii) the expiration of the Employment Term; or (iii) Employee voluntarily leaving the employ of the Company with 15 days prior written notice. In the event that Employee’s employment terminates upon the expiration of the Employment Term, and the Company elects for any reason not to renew this Agreement for an additional 12-month term, then the Company will continue to pay the compensation described in section 4.1 to Employee for a period of 9 months after the termination of this Employee Agreement.

9.2. Termination For Employee’s Failure to Meet Performance Standard. Employee’s employment with the Company shall terminate, at the Company’s discretion, upon 15 days prior written notice to Employee if the Company terminates his employment hereunder for “cause”. For purposes hereof, “cause” shall include (i) Employee’s willful malfeasance, misfeasance, nonfeasance or gross negligence, (ii) any willful misrepresentation or concealment of a material fact made by Employee in connection with this Employee Agreement; (iii) the willful breach of any covenant made by Employee hereunder; or (iv) the failure of Employee to meet the performance standards more fully described in Appendix A attached hereto and made a part hereof.

Notwithstanding the above, if the Employee is terminated by the Company without cause during the Employment Term, the Company shall be obligated to pay to Employee the compensation set forth in Section 4 hereof for the remainder of the Employment Term or 12 months, whichever is longer.

ARTICLE 10

Confidential Information

10.1. Confidential Information. The Employee understands and acknowledges that during the Employment Term, he will have access to and learn about Confidential Information, as defined below.

10.2 Confidential Information Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information includes information developed by him in the course of his employment by the Company as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee; provided that, such disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

10.3 Company Creation and Use of Confidential Information. The Employee understands and acknowledges that the Company has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of advanced organic electro-optic polymer systems and P2ICTM technology.

The Employee understands and acknowledges that as a result of these efforts, the Company has created, and continues to use and create Confidential Information. This Confidential Information provides the Company with a competitive advantage over others in the marketplace.

10.4 Disclosure and Use Restrictions. The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of the Chair of the Board of Directors acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of the Chair of the Board of Directors acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Chair of the Board of Directors.

10.5 Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement: (i) The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding; and (ii) If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

10.6 The Employee understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Employee first having access to such Confidential Information (whether before or after he begins employment by the Company) and shall continue during and after his employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf.

ARTICLE 11

Restrictive Covenants

11.1 Acknowledgement. The Employee understands that the nature of the Employee’s position gives him access to and knowledge of Confidential Information and places him in a position of trust and confidence with the Company. The Employee understands and acknowledges that the intellectual services he provides to the Company are unique, special, or extraordinary because of his leadership skills and experience in the photonics industry that is necessary to move the Company into its next level of performance. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Employee is likely to result in unfair or unlawful competitive activity.

11.2 Non-Competition. Because of the Company’s legitimate business interest as described herein and the good and valuable consideration offered to the Employee, during the Employment Term and for a period of one (1) year, to run consecutively, beginning on the last day of the Employee’s employment with the Company, the Employee agrees and covenants not to engage in Prohibited Activity within (i) any market area that the Company conducts its business; or (ii) any contemplated market area that the Company intends to conduct its business within the following two (2) years of the date of Employee’s termination. “Market area” shall mean the (i) the United States of America; and (ii) any other country that the Company conducts its business. “Contemplated market area” shall mean any country, which the Company has evaluated, is evaluating, or expects to evaluate and the Company has a reasonable expectation that the Company will conduct business in such country. Employee agrees that he and the Company may amend the definition of “market area” and “contemplated market area” from and after the date hereof to reflect any significant contraction or expansion of the geographical area in which he performs the services hereunder.

11.3 For purposes of this Section 11, “Prohibited Activity” is activity in which the Employee contributes his knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Company, including those engaged in the business of developing fiber-optic modulators that are based on electro-optical polymer material systems. Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information or Confidential Information. The Company regards as its primary, but not exclusive, competitors any of the companies described as competitors in any of the Company’s reports filed with the United States Securities and Exchange Commission. Nothing herein shall prohibit the Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation.

11.4 This Section 11 does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Chair of the Board of Directors.

11.5 Non-Solicitation of Employees. The Employee understands and acknowledges that the Company has a legitimate business interest in retaining its employees, in particular its scientists and engineers, who are crucial to the growth and development of the Company. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company for a period of one (1) year, to run consecutively, beginning on the last day of the Employee’s employment with the Company.

11.6 Non-Solicitation of Customers. The Employee understands and acknowledges that because of the Employee’s experience with and relationship to the Company, he will have access to and learn about much or all of the Company’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales or services. The Employee understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. The Employee agrees and covenants, during for a period of one (1) year, to run consecutively, beginning on the last day of the Employee’s employment with the Company, not to directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with the Company’s current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

ARTICLE 12

Construction

Employee acknowledges and agrees that the covenants and agreements contained in Sections 10 and 11 of this Employee Agreement are the essence of this Employee Agreement, and that each of such covenants and agreements is reasonable and necessary to protect and preserve the interests and business of the Company. Employee further acknowledges and agrees that: (i) each of such covenants and agreements is separate, distinct and severable, not only from the other of such covenants and agreements, but also from the remaining provisions of this Employee Agreement, (ii) the unenforceability of any such covenants or agreements shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Employee Agreement, and (iii) in the event any court of competent jurisdiction or arbitrator, as applicable, determines, rules or holds that any such covenant or agreement hereof is overly broad or against the public policy of the state, then said court or arbitrator, as the case may be, is specifically authorized to reform and narrow said covenant or agreement to the extent necessary to make said reformed and narrowed covenant or agreement valid and enforceable to the maximum enforceable restriction permitted by law.

ARTICLE 13

Remedies

In the event of a breach or threatened breach by the Employee of Section 10 or Section 11 of this Employee Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

ARTICLE 14

Proprietary Rights

14.1 Work Product. The Employee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Employee individually or jointly with others during the period of his employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Employee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

For purposes of this Agreement, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

14.2 Work Made for Hire; Assignment. The Employee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Employee hereby irrevocably assigns to the Company, for no additional consideration, the Employee’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

14.3 Further Assurances; Power of Attorney. During and after his employment, the Employee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. The Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Employee’s behalf in his name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Employee’s subsequent incapacity.

14.4 No License. The Employee understands that this Agreement does not, and shall not be construed to, grant the Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to him by the Company.

ARTICLE 15

Security

15.1 Security and Access. The Employee agrees and covenants (a) to comply with all Company security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Employee’s employment by the Company, whether termination is voluntary or involuntary. The Employee agrees to notify the Company promptly in the event he learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

15.2 Exit Obligations. Upon (a) voluntary or involuntary termination of the Employee’s employment or (b) the Company’s request at any time during the Employee’s employment, the Employee shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Employee, whether they were provided to the Employee by the Company or any of its business associates or created by the Employee in connection with his/her employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in the Employee’s possession or control.

ARTICLE 16

Publicity

The Employee hereby irrevocably consents to any and all uses and displays, by the Company and its agents, representatives and licensees, of the Employee’s name, voice, likeness, image, appearance, and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs and advertising, other advertising and publicity, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes, and all other printed and electronic forms and media throughout the world, at any time during or after the period of his employment by the Company, for all legitimate commercial and business purposes of the Company (“Permitted Uses”) without further consent from or royalty, payment, or other compensation to the Employee. The Employee hereby forever waives and releases the Company and its directors, officers, employees, and agents from any and all claims, actions, damages, losses, costs, expenses, and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of his employment by the Company, arising directly or indirectly from the Company ‘s and its agents’, representatives’, and licensees’ exercise of their rights in connection with any Permitted Uses.

ARTICLE 17

Existing Restrictive Covenants and Indemnification

Employee represents and warrants that (i) Employee is not a party to or subject to any outstanding contract, agreement or order whereby Employee is prohibited from entering into this Employee Agreement, or any outstanding restrictive covenant or noncompetition agreement which would interfere with or prevent Employee’s employment hereunder as contemplated by this Employee Agreement; (ii) Employee has performed any and all duties or obligations that he may have under any contract or agreement with a former Employer or other party, including, without limitation, the return of all confidential materials; and (iii) Employee is currently not in possession of any confidential materials or property belonging to any such former Employer or other party. Employee acknowledges and agrees that he shall advise the Company in the event that his duties with the Company should be changed or enlarged in such a manner as to conflict with any such prior contract, agreement, order or restrictive covenant. Without limitation on any other rights or remedies available to the Company with respect to Employee’s breach of his obligations hereunder, Employee shall defend, indemnify and hold the Company, the Affiliates, and each of their respective shareholders, officers, directors, employees, counsel, agents, affiliates and assigns (collectively, the “Company Indemnities”) harmless from and against any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, assessments, actions, causes of action, suits, losses, diminution in the value of assets of the Company, compensatory, punitive, exemplary or consequential damages (including, without limitation, lost income and profits and interruptions of business), liabilities, costs, expenses, and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown or otherwise asserted against, imposed upon or incurred by Company Indemnities, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of (1) any conflict between Employee’s employment hereunder and any prior employment, duty, contract, express or implied agreement, order or restrictive covenant, or (2) any misrepresentation by Employee hereunder as to any facts which are the subject matter of any conflict or violation of any prior contract, agreement, order or restrictive covenant on the part of Employee.

ARTICLE 18

Notice to Future Employers

If Employee’s employment hereunder terminates for any reason, (i) Employee shall, during the five (5) year period after the effective date of such termination, inform any subsequent employers, business partners or colleagues of the existence and provisions of the restrictive covenants sections contained in this Employee Agreement and, if requested, provide a copy of such provisions of this Employee Agreement to any such employer, business partner or colleague; and the Company may, at any time, notify any future employer, business partner or colleague of Employee of the existence and provisions of the restrictive covenants sections contained in this Employee Agreement.

ARTICLE 19

Notices

Any notice given under this Employee Agreement to either party shall be made in writing. Notices shall be deemed given when delivered by hand, document delivery service, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed to the party at the address set forth below.

Employee address:

Dr. Michael S. Lebby

680 Mission St., 24F

San Francisco, CA 94105

Company address:

Mr. James S. Marcelli

Lightwave Logic, Inc.

1831 Lefthand Circle, Suite C

Longmont, CO 80501

with a copy to:

David M. Bovi, Esq.

2855 PGA Blvd, Suite 150

Palm Beach Gardens, Florida 33410

Each party may designate a different address for receiving notices by giving written notice of the different address to the other party. The written notice of the different address will be deemed given when it is received by the other party.

ARTICLE 20

Binding Agreement

20.1. Company’s Successors. The rights and obligations of the Company under this Employee Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

20.2. Employee’s Successors. This Employee Agreement shall inure to the benefit and be enforceable by Employee’s personal representatives, legatees, and heirs. If Employee dies while amounts are still owed, such amounts shall be paid to Employee’s legatees or, if no such person or persons have been designated, to Employee’s estate.

ARTICLE 21

Waivers

The waiver by either party of a breach of any provision of this Employee Agreement shall not operate or be construed as a waiver of any subsequent breach.

ARTICLE 22

Entire Agreement

22.1. No Other Agreements. This instrument contains the entire agreement of the parties pertaining to the employment of Employee by the Company. The parties have not made any agreements or representations, oral or otherwise, express or implied, pertaining to the employment of Employee by the Company other than those specifically included in this Employee Agreement.

22.2. Prior Agreements. This Employee Agreement supersedes any prior employee agreements pertaining to or connected with or arising in any manner out of the employment of Employee by the Company. All such agreements are terminated and are of no force or effect whatsoever.

ARTICLE 23

Amendment of Agreement

No change or modification of this Employee Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company’s Board of Directors and signed by an officer specifically authorized to sign such documents.

ARTICLE 24

Severability of Provisions

If any provision of this Employee Agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Employee Agreement.

ARTICLE 25

Assignment of Agreement

Other than as otherwise provided for in this Employee Agreement, so long as Employee is an Employee pursuant to this Employee Agreement, the Company shall not assign this Employee Agreement without Employee’s prior written consent, which consent shall not be unreasonably withheld. Employee may not assign this Employee Agreement.

ARTICLE 26

Governing Law and Venue

This Agreement shall be deemed to have been entered into by all parties within the State of California and all questions regarding the validity and interpretation of this Employee Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California without regard to choice of law provisions. The sole and proper venue shall be the City and County of San Francisco.

ARTICLE 27

Arbitration of Disputes

Any dispute, controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, including any alleged violation of statute, common law or public policy shall be submitted to final and binding arbitration before the American Arbitration Association to be held in the City and County of San Francisco, California before a single arbitrator, in accordance with the then-current Employment Arbitration Rules and Mediation Procedures and the Federal Arbitration Act, as modified by the terms and conditions contained in this paragraph. By initialing below, Employee agrees to waive all rights to a jury trial. The arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by the American Arbitration Association. The arbitrator shall issue a written opinion stating the essential findings and conclusions on which the arbitrator’s award is based. Employer will pay the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing (recognizing that each side bears its own deposition, witness, expert and attorney’s fees and other expenses to the same extent as if the matter were being heard in court). If, however, any party prevails on a statutory claim that affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. Any dispute as to who is a prevailing party and/or the reasonableness of any fee or costs shall be resolved by the arbitrator.

This Agreement to arbitrate is freely negotiated between Employee and Employer and is mutually entered into between the parties. Each party fully understands and agrees that they are giving up certain rights otherwise afforded to them by civil court actions, including but not limited to the right to a jury trial.

/s/ MSL By initialing here, Employee acknowledges he has read this paragraph and agrees with the arbitration provision herein.

ARTICLE 28

Acknowledgment

THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

IN WITNESS, the parties have executed this Employee Agreement in duplicate on the date and year first above written.

Employee,

/s/ T. E. Zelibor	/s/ Michael S. Lebby
Witness	Michael S. Lebby

Lightwave Logic, Inc.,

/s/ T. E. Zelibor	By:	/s/ James S. Marcelli
Witness		James S. Marcelli,
President & COO

Appendix A

Duties of Employee

Employee, as the Company’s Chief Executive Officer, subject to the control of the Board of Directors, shall be responsible for:

A.

The overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company.

B.

The management of Investor Relations and Corporate communications to the shareholders, investment community and technical community.

C.

Serving on the Board of Directors.

D.

Such other powers and duties as may be prescribed by the Board of Directors, which is reasonably agreed upon by Employee.

Appendix B

Other Compensation

I.

Option Grant:

Options: 350,000 (non-qualified)

Exercise Price: $0.70

Grant Date: 03/20/2017

Expiration Date: 03/19/2027

Vesting Schedule: The options vest quarterly over one year in equal installments of 87,500 shares per quarter beginning May 1, 2017. The option grant shall be made pursuant to the Company’s 2016 Equity Incentive Plan and subject to the terms of the Plan’s standard non-statutory stock option agreement.